UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 3, 2016
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

On December 14, 2015, Micron Technology, Inc. (“Micron”) filed a Form 8-K to report that, on December 14, 2015, Micron entered into a Memorandum of Understanding on Technology Transfer (the “Technology Transfer MOU”) with Nanya Technology Corporation (“NTC”), pursuant to which Micron and NTC agreed to use their reasonable best efforts to enter into, within 60 days following execution of the Technology Transfer MOU, definitive agreements with respect to the potential transfer of certain technology from Micron to NTC. Micron is filing this Form 8-K to report that, on February 3, 2016, Micron and NTC entered into such definitive technology transfer agreements.

Item 1.01.	Entry into a Definitive Material Agreement

On February 3, 2016, Micron and NTC entered into the following definitive technology transfer agreements (the “Definitive Technology Transfer Agreements”): (1) a Technology Transfer and License Option Agreement for 1X Process Node, pursuant to which NTC has the right but not the obligation to require Micron to transfer to NTC certain technology and deliverables developed by Micron relating to the next DRAM process node generation after the 20nm process node (the “1X Process Node”) for NTC’s use in the manufacture of DRAM products, whereupon NTC would pay royalties to Micron for a license granted to NTC in connection with the transferred technology and Micron would receive an equity stake in Nanya upon the achievement of certain milestones; and (2) a Technology Transfer and License Option Agreement for 1Y Process Node, pursuant to which NTC has the right but not the obligation to require Micron to transfer to NTC certain technology and deliverables developed by Micron relating to the next DRAM process node generation after the 1X Process Node for NTC’s use in the manufacture of DRAM products, whereupon NTC would pay royalties to Micron for a license granted to NTC in connection with the transferred technology and Micron would receive an equity stake in Nanya upon the achievement of certain milestones. In addition, certain existing arrangements between Micron and NTC relating to intellectual property rights were amended in order to reflect the existence of the Definitive Technology Transfer Agreements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	February 3, 2016	By:	/s/ Ernest E. Maddock
		Name:	Ernest E. Maddock
		Title:	Chief Financial Officer and Vice President, Finance

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